JOHN HANCOCK FUNDS
AMENDED AND RESTATED
MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3
     This amended and restated Multiple Class Plan (the “Plan”) is adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), and any series of the John Hancock Funds that may be established in the future (each a “Fund” and collectively, the “Funds”).
A. GENERAL DESCRIPTION OF CLASSES THAT ARE OFFERED:
     Each class of shares of each of the John Hancock Funds listed in Appendix A attached hereto (each a “Fund”) will have the same relative rights and privileges and be subject to the same sales charges, fees and expenses, except as set forth below. The Board of Trustees/Directors, as the case may be, may determine in the future that other allocations of expenses (whether ordinary or extraordinary) or other services to be provided to a class of shares are appropriate and amend this Plan accordingly without the approval of shareholders of any class. Except as set forth in the Fund’s prospectus and statement of additional information (“prospectus”), shares may be exchanged only for shares of the same class of another fund in the John Hancock group of funds.
     1. Class A Shares. Class A Shares are sold at net asset value and subject to the initial sales charge schedule or contingent deferred sales charge and the minimum purchase requirements set forth in the Fund’s prospectus. Class A Shares are subject to fees under the Fund’s Class A Rule 12b-1 Distribution Plan on the terms set forth in the Fund’s prospectus. The Class A Shareholders have exclusive voting rights, if any, with respect to the Class A Distribution Plan. Class A Shares shall be entitled to the shareholder services set forth from time to time in the Fund’s prospectus with respect to Class A Shares.
     If permitted by disclosure in the Fund’s prospectus, Class A Shares will convert to Class I Shares at any time after the initial date that Class A Shares commenced operations upon shareholder request if the requesting shareholder meets the criteria for investment in Class I Shares as set forth in the Fund’s Class I prospectus. The conversion of Class A Shares to Class I Shares may be suspended if it is determined that the conversion constitutes or is likely to constitute a taxable event under federal income tax law.
     2. Class B Shares. Class B Shares are sold at net asset value per share without the imposition of an initial sales charge. However, Class B shares redeemed within a specified number of years of purchase will be subject to a contingent deferred sales charge as set forth in the Fund’s prospectus. Class B Shares are sold subject to the minimum purchase requirements set forth in the Fund’s prospectus. Class B Shares are subject to fees under the Class B Rule 12b-1 Distribution Plan on the terms set forth in the Fund’s prospectus. The Class B Shareholders of the Fund have exclusive voting rights, if any, with respect to the Fund’s Class B Distribution Plan. Class B Shares shall be entitled to the shareholder services set forth from time to time in the Fund’s prospectus with respect to Class B Shares.

     Class B Shares will automatically convert to Class A Shares of the Fund at the end of a specified number of years after the initial purchase date of Class B shares, except as provided in the Fund’s prospectus. The initial purchase date for Class B shares acquired through reinvestment of dividends on Class B Shares will be deemed to be the date on which the original Class B shares were purchased. Such conversion will occur at the relative net asset value per share of each class. Redemption requests placed by shareholders who own both Class A and Class B Shares of the Fund will be satisfied first by redeeming the shareholder’s Class A Shares, unless the shareholder has made a specific election to redeem Class B Shares.
     The conversion of Class B Shares to Class A Shares may be suspended if it is determined that the conversion constitutes or is likely to constitute a taxable event under federal income tax law.
     3. Class C Shares. Class C Shares are sold at net asset value and subject to the initial sales charge schedule set forth in the Fund’s prospectus. In addition, Class C shares redeemed within one year of purchase will be subject to a contingent deferred sales charge as set forth in the Fund’s prospectus. Class C Shares are sold subject to the minimum purchase requirements set forth in the Fund’s prospectus. Class C Shares are subject to fees under the Class C Rule 12b-1 Distribution Plan on the terms set forth in the Fund’s prospectus. The Class C Shareholders of the Fund have exclusive voting rights, if any, with respect to the Fund’s Class C Distribution Plan. Class C Shares shall be entitled to the shareholder services set forth from time to time in the Fund’s prospectus with respect to Class C Shares.
     4. Class I Shares. Class I Shares are sold at net asset value and are not subject to an initial sales charge schedule or contingent deferred sales charge but are subject to the minimum purchase requirements set forth in the Fund’s prospectus. Class I Shares are not subject to Rule 12b-1 distribution and/or service fees. Class I Shares shall be entitled to the shareholder services set forth from time to time in the Fund’s prospectus with respect to Class I Shares.
     5. Class R Shares. Class R shares of each Fund are offered without the imposition of an initial sales charge or a CDSC. Class R shares of each Fund are subject to an annual distribution and service fee in accordance with the then-effective plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act for Class R shares of the Funds. Class R shares of each Fund are also subject to a service fee for certain services to retirement plans or participants under a separate Service Plan as set forth in the Prospectus. Class R shares of each Fund are subject also to the minimum purchase requirements and exchange privileges as set forth in the Prospectus.
     6. Class R1 Shares. Class R1 shares of each Fund are offered without the imposition of an initial sales charge or a CDSC. Class R1 shares of each Fund are subject to an annual distribution and service fee in accordance with the then-effective plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act for Class R1 shares of the Funds. Class R1 shares of each Fund are also subject to a service fee for certain services to retirement plans or participants under a separate Service Plan as set forth in the Prospectus. Class R1 shares of each Fund are subject also to the minimum purchase requirements and exchange privileges as set forth in the Prospectus.

     7. Class R2 Shares. Class R2 shares of each Fund are offered without the imposition of an initial sales charge or a CDSC. Class R2 shares of each Fund are subject to an annual distribution and service fee in accordance with the then-effective plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act for Class R2 shares of the Funds. Class R2 shares of each Fund are also subject to a service fee for certain services to retirement plans or participants under a separate Service Plan as set forth in the Prospectus. Class R2 shares of each Fund are subject also to the minimum purchase requirements and exchange privileges as set forth in the Prospectus.
     8. Class R3 Shares. Class R3 shares of each Fund are offered without the imposition of an initial sales charge or a CDSC. Class R3 shares of each Fund are subject to an annual distribution and service fee in accordance with the then-effective plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act for Class R3 shares of the Funds. Class R3 shares of each Fund are also subject to a service fee for certain services to retirement plans or participants under a separate Service Plan as set forth in the Prospectus. Class R3 shares of each Fund are subject also to the minimum purchase requirements and exchange privileges as set forth in the Prospectus.
     9. Class R4 Shares. Class R4 shares of each Fund are offered without the imposition of an initial sales charge or a CDSC. Class R4 shares of each Fund are subject to an annual distribution and service fee in accordance with the then-effective plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act for Class R4 shares of the Funds. Class R4 shares of each Fund are also subject to a service fee for certain services to retirement plans or participants under a separate Service Plan as set forth in the Prospectus. Class R4 shares of each Fund are subject also to the minimum purchase requirements and exchange privileges as set forth in the Prospectus.
     10. Class R5 Shares. Class R5 shares of each Fund are offered without the imposition of an initial sales charge or a CDSC. Class R5 shares of each Fund are subject to an annual distribution and service fee in accordance with the then-effective plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act for Class R5 shares of the Funds. Class R5 shares of each Fund are also subject to a service fee for certain services to retirement plans or participants under a separate Service Plan as set forth in the Prospectus. Class R5 shares of each Fund are subject also to the minimum purchase requirements and exchange privileges as set forth in the Prospectus.
     11. Class NAV Shares. Class NAV Shares are sold at net asset value without the imposition of an initial sales charge schedule or contingent deferred sales charge but are subject to the minimum purchase requirements set forth in the Fund’s prospectus. Class NAV Shares are not subject to Rule 12b-1 distribution and/or service fees. Class NAV Shares shall be entitled to the shareholder services set forth from time to time in the Fund’s prospectus with respect to Class NAV Shares.

B. EXPENSE ALLOCATION OF EACH CLASS:
     Certain expenses may be attributable to a particular Class of shares of a Fund (“Class Expenses”). Class Expenses are charged directly to the net assets of the particular Class and, thus, are borne on a pro rata basis by the outstanding shares of that Class.
     In addition to any distribution and/or service fees described in the Prospectus, each Class may, by action of the Board of Trustees or its delegate, also pay a different amount of the following expenses:
(1)	legal, printing and postage expenses related to preparing and distributing to current shareholders of a specific Class materials such as shareholder reports, prospectuses, and proxies;

(2)	Blue Sky fees incurred by a specific Class;

(3)	SEC registration fees incurred by a specific Class;

(4)	expenses of administrative personnel and services required to support the shareholders of a specific Class;

(5)	Trustees’ fees incurred as a result of issues relating to a specific Class;

(6)	litigation expenses or other legal expenses relating to a specific Class;

(7)	transfer agent fees and shareholder servicing expenses identified as being attributable to a specific Class; and

(8)	such other expenses actually incurred in a different amount by a Class or related to a Class’ receipt of services of a different kind or to a different degree than another Class.
     Any Fund income, gain, loss and expenses not allocated to specific classes as described above shall be charged to each Fund and allocated daily to each class of the Fund in a manner consistent with Rule 18f-3(c)(1)(iii) of the 1940 Act.
C. VOTING RIGHTS:
     Each class of shares governed by this Plan (i) shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement; and (ii) shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class.
D. CLASS DESIGNATION:
     Subject to approval by the Board of Trustees, each Fund may alter the nomenclature for the designations of one or more of its Classes of shares.

E. DATE OF EFFECTIVENESS:
     This amended and restated Multiple Class Plan is effective on March 10 2008, provided that this Plan shall not become effective with respect to any Fund unless such action has first been approved by the vote of a majority of the Board of Trustees of the Fund and by vote of a majority of those Trustees who are not “interested persons” of the Fund.
F. AMENDMENT OF PLAN:
     Any material amendment to this Plan shall become effective upon approval by a vote of at least a majority of the Trustees of a Fund, and a majority of the Trustees of the Fund who are not “interested persons” of the Fund, which vote shall have found that this Plan as proposed to be amended, including expense allocations, is in the best interests of each class individually and of the Fund as a whole; or upon such other date as the Trustees shall determine. No vote of shareholders shall be required for such amendment to the Plan.
G. SEVERABILITY:
     If any provision of this Plan is held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Plan shall not be affected thereby.
H. LIMITATION OF LIABILITY:
     Consistent with the limitation of shareholder liability as set forth in the Trust’s Agreement and Declaration of Trust, any obligations assumed by any Fund or class thereof, and any agreements related to this Plan shall be limited in all cases to the relevant Fund and its assets, or class and its assets, as the case may be, and shall not constitute obligations of any other Fund or class of shares. All persons having any claim against the Fund, or any class thereof, arising in connection with this Plan, are expressly put on notice of such limitation of shareholder liability, and agree that any such claim shall be limited in all cases to the relevant Fund and its assets, or class and its assets, as the case may be, and such person shall not seek satisfaction of any such obligation from the Trustees or any individual Trustee of the Trust.

APPENDIX A
Class A, Class B, and Class C
John Hancock Bond Trust
-JH Government Income Fund
John Hancock California Tax-Free Income Fund
John Hancock Current Interest
-JH Money Market Fund
John Hancock Investment Trust II
-JH Regional Bank Fund
John Hancock Municipal Securities Trust
-JH High Yield Municipal Bond Fund
-JH Tax-Free Bond Fund
John Hancock Tax-Exempt Series Fund
-JH Massachusetts Tax-Free Income Fund
-JH New York Tax-Free Income Fund
John Hancock World Fund
-JH Health Sciences Fund
Class A, Class B, Class C and Class I
John Hancock Bond Trust
-JH High Yield Fund
-JH Investment Grade Bond Fund
John Hancock Equity Trust
-JH Small Cap Fund
John Hancock Investment Trust II
-JH Financial Industries Fund
John Hancock Series Trust
-JH Mid Cap Equity Fund
Class A, Class B, Class C, Class I and Class NAV
John Hancock Investment Trust
- JH Global Opportunities Fund
- JH Small Cap Intrinsic Value Fund
John Hancock Investment Trust III
- JH Greater China Opportunities Fund

Class A, Class B, Class C, Class I and Class R1
John Hancock Capital Series
-JH U.S. Global Leaders Growth Fund
John Hancock Investment Trust
-JH Sovereign Investors Fund
John Hancock Investment Trust II
-JH Small Cap Equity Fund
John Hancock Sovereign Bond Fund
-JH Bond Fund
Class A, Class B, Class C, Class I, Class NAV and Class R1
John Hancock Capital Series
-JH Classic Value Fund II
Class A, Class B, Class C, Class I, Class R, Class R1, Class R2, Class R3, Class R4 & Class R5
John Hancock Investment Trust
-JH Balanced Fund
Class A, Class B, Class C, Class I, Class R1, Class R3, Class R4 & Class R5
John Hancock Capital Series
-JH Classic Value Fund
John Hancock Investment Trust
-JH Large Cap Equity Fund
John Hancock Strategic Series
-JH Strategic Income Fund
Amended: May 7, 2009